SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

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[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The exhibits in the attached three pages compare key financial statistics for HP and Compaq as of 11/30/01 with those of 8/31/01. The key financial statistics include share prices, market values, consensus EPS estimates, price-earnings ratios and pro forma EPS. The following bullet points highlight some of the changes that occurred between 8/31/01 and 11/30/01:

•	Compaq’s share price has declined 17.8% from $12.35 to $10.15 while HP’s share price has declined 5.3% from $23.21 to $21.99. As a result, the market value of the combined companies has been reduced by $6.2 billion.

•	Consensus estimates of Compaq’s CY2002 and CY2003 EPS have declined 77.3% and 60.2%, respectively, while consensus estimates of HP’s CY2002 and CY2003 EPS have declined 17.1% and 20.0%, respectively. (See page 2 for graphic presentation.)

•	The price-earnings ratios “paid” for Compaq (calculated based on the announced exchange ratio, HP’s share price and the consensus estimate of Compaq’s EPS) have increased to 92.7x and 39.7x for CY2002 and CY2003, respectively, from 22.2x and 16.7x.

•	HP’s pro forma EPS (based on cost savings and revenue loss assumptions consistent with management guidance and certain other assumptions) would be 34.0% and 0.6% dilutive in CY2002 and CY2003, respectively, based on earnings estimates as of 11/30/01. Based on earnings estimates as of 8/31/01, HP’s pro forma EPS would have been 9.1% dilutive in CY2002 and 10.7% accretive in CY2003. (See page 3 for graphic presentation.)

•	Per original Compaq share, HP’s pro forma EPS would be 163.6% and 134.6% accretive in CY2002 and CY2003, respectively, based on earnings estimates as of 11/30/01. Based on earnings estimates as of 8/31/01, HP’s pro forma EPS per original Compaq share would have been 0.6% dilutive in CY2002 and 29.9% accretive in CY2003 (See page 3 for graphic presentation.)

IMPORTANT INFORMATION

Walter B. Hewlett plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Hewlett-Packard Company in connection with a meeting of stockholders of Hewlett-Packard to be held for the purpose of voting on various matters relating to the possible merger transaction involving Hewlett-Packard and Compaq Computer Corporation. SECURITY HOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents, will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting MacKenzie Partners at 212-929-5500, or by sending an email to proxy@mackenziepartners.com. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in the solicitation of proxies of Hewlett-Packard’s stockholders is available in the Soliciting Materials on Schedule 14A filed by Walter B. Hewlett with the SEC. Quantified information relating to the security holdings of persons who may be deemed to be participants in the solicitation of Hewlett-Packard’s stockholders may be found in the Schedule 13D filed by Walter B. Hewlett, Edwin E. van Bronkhorst, Eleanor Hewlett Gimon and Mary Hewlett Jaffe on November 14, 2001.